EXHIBIT 99.1

PRESS RELEASE

CIRCOR Announces Executive Leadership Changes
Wayne Robbins Appointed Executive Vice President and Chief Operating Officer, Acting President and Chief Executive Officer;
David Dietz Appointed Chairman of the Board of Directors
Company Reaffirms Outlook for Fourth Quarter of 2012
BURLINGTON, Mass.--(BUSINESS WIRE)--CIRCOR International, Inc. (CIR), a leading provider of valves and other highly engineered products for the energy, aerospace and industrial markets, today announced changes to the Company's executive leadership team. Effective immediately, Bill Higgins has stepped down as the Company's President, Chairman and Chief Executive Officer in order to pursue other interests.
The CIRCOR Board of Directors has appointed Wayne Robbins, currently President, CIRCOR Flow Technologies Group, as Executive Vice President and Chief Operating Officer, and Acting President and Chief Executive Officer, effective immediately. David Dietz, who has served on the CIRCOR Board of Directors since 1999 and most recently as Lead Independent Director, has been appointed Chairman of the Board.
The CIRCOR Board has initiated a search process and is in the process of retaining a leading executive search firm to identify a permanent President and CEO, and is conducting a separate search process to identify a permanent President of CIRCOR Flow Technologies Group. The search processes will include a full review of internal and external candidates. The Company expects to appoint an Interim President of CIRCOR Flow Technologies Group shortly.
“We are fortunate to have a proven leader of Wayne's caliber to serve as Chief Operating Officer of CIRCOR, as well as Acting President and CEO,” said Mr. Dietz. “Wayne has been a valuable member of the CIRCOR leadership team for six years, and has successfully led the growth and margin expansion of our Flow Technologies Group while also overseeing the turnaround of Pibiviesse, our control ball valve manufacturer in Italy. Wayne's deep understanding of CIRCOR's business lines and his history with the Company gives us confidence in his ability to lead CIRCOR as we conduct our search for a permanent replacement.”
"On behalf of the Board of Directors and everyone at CIRCOR, I thank Bill for his leadership, commitment and contributions to CIRCOR over the last seven years. Bill has been an important member of our team and we wish him all the best in his future endeavors," added Mr. Dietz.
“I am honored to have been selected to serve as COO and also to lead CIRCOR on an interim basis,” said Mr. Robbins. “CIRCOR is financially strong, and we are committed to improving performance through our continued focus on Lean principles and operational excellence. I look forward to working closely with the Board, management team, and CIRCOR's 3,000 talented and dedicated employees and our valued customers around the globe to create new opportunities, grow revenue and drive margin expansion. CIRCOR is a unique company with industry leading products and services and significant prospects for long-term growth, and I am confident that together we will build an even stronger future for the Company and enhance value for our shareholders.”
Financial Outlook
CIRCOR today reaffirmed its financial outlook for the fourth quarter of 2012, before giving effect to any costs associated with the departure of Mr. Higgins. CIRCOR continues to expect adjusted earnings for the fourth quarter to be in the range of $0.50 to $0.62 per diluted share, excluding repositioning charges. CIRCOR's guidance for adjusted earnings per share assumes a 30% tax rate on adjusted earnings. It also assumes that exchange rates remain at present levels. The Company also noted that revenues for the fourth quarter of 2012 are expected to be at the low end of the previously announced range of $203 million to $212 million, due primarily to softness in the Company's short cycle energy business.
About Wayne Robbins
Wayne Robbins, 61, joined CIRCOR as Group Vice President-Circor Instrumentation Technologies in March 2006, and has over thirty years of experience in the fluid controls industry. On August 1, 2008, Mr. Robbins was elevated to the position of Group Vice President-Circor Flow Technologies with overall responsibility for the Circor Instrumentation Technologies and Thermal Fluid Controls business units. From March 2002 through June 2005, Mr. Robbins was employed by Precision Castparts Corp. (“PCC”) where he served as President of PCC's $350-million Flow Technologies Division until PCC sold the various companies comprising this division in 2005. From March 1994 until September 2001, he worked for DeZurik, Inc., a $180-million manufacturer of industrial valves, actuators and instruments, serving first as Vice President Marketing/Research & Development and then as President. Prior to DeZurik, Mr. Robbins spent fifteen years in progressively more senior management positions with Fisher Controls including six years in overseas assignments.
About David Dietz
Mr. Dietz has served as a member of the Company's Board of Directors since its inception in July 1999. Mr. Dietz has been a partner of the law firm of Goodwin Procter since 1984. Mr. Dietz is also a director of the Andover Companies, a property and casualty insurance company, where he is Chairman of the Independent Directors, and High Liner Foods (USA), Inc., a frozen food company.
About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the energy, aerospace and industrial markets. With more than 7,500 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR's culture, built on the CIRCOR Business System, is defined by the Company's commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company's strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company's investor relations web site at http://investors.circor.com.
Use of Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR's future performance, including fourth-quarter revenue and earnings guidance and estimated total annualized pre-tax savings from repositioning actions. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
CIRCOR International
Frederic M. Burditt, 781-270-1200
Chief Financial Officer